Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE
TRUST INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(b)(2)    ☐

SUNTRUST BANK
(Exact name of trustee as specified in its charter)

Georgia	58-0466330
(State of incorporation or organization if not a U.S. national bank)	(I.R.S. employer identification no.)

303 Peachtree Street Suite 300 Atlanta, Georgia	30303 (Zip Code)
(Address of principal executive offices)

GEORGE HOGAN
SUNTRUST BANK
25 PARK PLACE, N.E.
24TH FLOOR
ATLANTA, GEORGIA 30303-2900
404-588-7591
(Name, address and telephone number of agent for service)

JONES APPAREL GROUP, INC.

Pennsylvania	06-0935166
(State or other jurisdiction of incorporation or organization)	(IRS employer identification no.)

250 Rittenhouse Circle Bristol, PA	19007 (Zip Code)
(Address of principal executive offices)

JONES APPAREL GROUP HOLDINGS, INC.

Delaware	51-0390339
(State or other jurisdiction of incorporation or organization)	(IRS employer identification no.)

250 Rittenhouse Circle Bristol, PA	19007 (Zip Code)
(Address of principal executive offices)

JONES APPAREL GROUP USA, INC.

Pennsylvania	23-2978516
(State or other jurisdiction of incorporation or organization)	(IRS employer identification no.)

250 Rittenhouse Circle Bristol, PA (Address of principal executive offices)	19007 (Zip Code)

NINE WEST FOOTWEAR CORPORATION

Delaware	43-1660656
(State or other jurisdiction of incorporation or organization)	(IRS employer identification no.)

250 Rittenhouse Circle Bristol, PA	19007 (Zip Code)
(Address of principal executive offices)

JONES RETAIL CORPORATION

New Jersey	23-2256563
(State or other jurisdiction of incorporation or organization)	(IRS employer identification no.)

250 Rittenhouse Circle Bristol, PA (Address of principal executive offices)	19007 (Zip Code)

4.250% Senior Notes Due 2009
5.125% Senior Notes Due 2014
6.125% Senior Notes Due 2034
(Title of the indenture securities)

1.	General information.

Furnish the following information as to the trustee -

Name and address of each examining or supervising authority to which it is subject.

Department of Banking and Finance
State of Georgia
2990 Brandywine Road, Suite 200
Atlanta, Georgia 30341-5565

Federal Reserve Bank of Atlanta
1000 Peachtree Street, N.E.
Atlanta, Georgia 30309-4470

Federal Deposit Insurance Corporation
550 Seventeenth Street, N.W.
Washington, D.C. 20429-9990

Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-12	No responses are included for Items 3 through 12. Responses to those Items are not required because, as provided in General Instruction B and as set forth in Item 13(b), the obligor is not in default on any securities issued under indentures under which SunTrust Bank is a trustee.

13.	Defaults by the Obligor.

(a)	State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

There is not and has not been any default under this indenture.

(b)	If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

There has not been any such default.

14-15	No responses are included for Items 14 and 15. Responses to those Items are not required because, as provided in General Instruction B and as set forth in Item 13(b), the obligor is not in default on any securities issued under indentures under which SunTrust Bank is a trustee.

16.	List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission’s Rules of Practice.

(1)	A copy of the Articles of Amendment and Restated Articles of Incorporation of the trustee as now in effect. (Exhibit 1 to Form T-1, Registration Statement No. 333-104621 filed by AMVESCAP PLC).

(2)	A copy of the certificate of authority of the trustee to commence business. (Exhibits 2 and 3 to Form T-1, filed with Registration Statement No. 333-32106 filed by Sabre Holdings Corporation).

(3)	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibits 2 and 3 to Form T-1, filed with Registration Statement No. 333-32106 filed by Sabre Holdings Corporation).

(4)	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1, filed with Registration Statement No. 333-104621 filed by AMVESCAP PLC).

(5)	Not applicable.

(6)	The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

(7)	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on December 31, 2004.

(8)	Not applicable.

(9)	Not applicable.

SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and the State of Georgia, on the 25th day of February, 2005.

SUNTRUST BANK
By:	/s/ George Hogan
George Hogan
Vice President

EXHIBIT 1 TO FORM T-1

ARTICLES OF INCORPORATION
OF
SUNTRUST BANK

(Incorporated by reference to Exhibit 1 to Form T-1,
Registration Statement No. 333-104621 filed by AMVESCAP PLC).

EXHIBIT 2 TO FORM T-1

CERTIFICATE OF AUTHORITY
OF
SUNTRUST BANK TO COMMENCE BUSINESS

(Incorporated by reference to Exhibit 2 to Form T-1,
Registration Statement No. 333-32106 filed by Sabre Holdings Corporation).

EXHIBIT 3 TO FORM T-1

AUTHORIZATION
OF
SUNTRUST BANK TO EXERCISE
CORPORATE TRUST POWERS

(Incorporated by reference to Exhibits 2 and 3 to Form T-1,
Registration Statement No. 333-32106 filed by Sabre Holdings Corporation).

EXHIBIT 4 TO FORM T-1

BY-LAWS
OF
SUNTRUST BANK

(Incorporated by reference to Exhibit 4 to Form T-1,
Registration Statement No. 333-104621 filed by AMVESCAP PLC).

EXHIBIT 5 TO FORM T-1

(INTENTIONALLY OMITTED. NOT APPLICABLE.)

EXHIBIT 6 TO FORM T-1

CONSENT OF TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance of the 4.250% Senior Notes due 2009, 5.125% Senior Notes due 2014 and 6.125% Senior Notes due 2034 of Jones Apparel Group Inc., Jones Apparel Group Holdings, Inc., Jones Apparel Group USA, Inc., Nine West Footwear Corporation and Jones Retail Corporation, SunTrust Bank hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

SUNTRUST BANK
By:	/s/ George Hogan
George Hogan
Vice President

Dated: February 25, 2005

EXHIBIT 5 TO FORM T-1

REPORT OF CONDITION

SunTrust Bank ATLANTA, GA 30302 FDIC Certificate Number: 00867	FFIEC 031

Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for December 31, 2004

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands

ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):		RCFD
	a.	Non-interest bearing balances and currency and coin (1)	0081	3,597,768	1.a
	b.	Interest-bearing balances (2)	0071	19,303	1.b
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)	1754	0	2.a
	b.	Available-for-sale securities (from Schedule RC-B, column D)	1773	20,546,491	2.b
3.	Federal funds sold and securities purchased under agreements to resell:		RCON
	a.	Federal funds sold in domestic offices	B987	2,338,975	3.a
			RCFD
	b.	Securities purchased under agreements to resell (3)	B989	3,485,599	3.b
4.	Loans and lease financing receivables (from Schedule RC-C):
	a.	Loans and leases held for sale	5369	6,352,651	4.a
	b.	Loans and leases, net of unearned income	B528	86,738,792	4.b
	c.	LESS: Allowance for loan and lease losses	3123	873,107	4.c
	d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	B529	85,865,685	4.d
5.	Trading assets (from Schedule RC-D)		3545	1,601,923	5
6.	Premises and fixed assets (including capitalized leases)		2145	1,418,420	6
7.	Other real estate owned (from Schedule RC-M)		2150	18,311	7
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)		2130	0	8
9.	Customers’ liability to this bank on acceptances outstanding		2155	12,031	9
10.	Intangible assets:				10
	a.	Goodwill	3163	886,405	10.a
	b.	Other intangible assets from Schedule RC-M	426	603,063	10.b
11.	Other assets (from Schedule RC-F)		2160	4,033,475	11
12.	Total assets (sum of items 1 through 11)		2170	130,780,100	12

(1)	Includes cash items in process of collection and unposted debits.

(2)	Include time certificates of deposit not held for trading.

(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

SunTrust Bank ATLANTA, GA 30302 FDIC Certificate Number: 00867	FFIEC 031

Schedule RC—Continued

Dollar Amounts in Thousands

LIABILITIES
13.	Deposits:		RCON
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I):	2200	82,901,074	13.a
		(1) Noninterest-bearing (1)	6631	8,792,757	13.a.1
		(2) Interest-bearing	6636	74,108,317	13.a.2
	b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs	RCFN
		(from Schedule RC-E, part II)	2200	5,863,076	13.b
		(1) Noninterest-bearing	6631	0	13.b.1
		(2) Interest-bearing	6636	5,863,076	13.b.2
14.	Federal funds purchased and securities sold under agreements to repurchase:		RCON
	a.	Federal funds purchased in domestic offices (2)	B993	3,816,397	14.a
			RCFD
	b.	Securities sold under agreements to repurchase (3)	B995	7,481,315	14.b
15.	Trading liabilities (from Schedule RC-D)		3548	838,387	15
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)		3190	14,256,714	16
17.	Not applicable
18.	Bank’s liability on acceptances executed and outstanding		2920	12,031	18
19.	Subordinated notes and debentures (4)		3200	2,349,457	19
20.	Other liabilities (from Schedule RC-G)		2930	2,420,753	20
21.	Total liabilities (sum of items 13 through 20)		2948	119,939,204	21
22.	Minority interest in consolidated subsidiaries		3000	967,314	22
EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus		3838	0	23
24.	Common stock		3230	21,600	24
25.	Surplus (exclude all surplus related to preferred stock)		3839	3,245,229	25
26.	a.	Retained earnings	3632	5,941,169	26.a
	b.	Accumulated other comprehensive income (5)	B530	665,584	26.b
27.	Other equity capital components (6)		A130	0	27
28.	Total equity capital (sum of items 23 through 27)		3210	9,873,582	28
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22 and 28)		3300	130,780,100	29
	Memorandum To be reported only with the March Report of Condition.
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2003		RCFD 6724	Number N/A	M.1

1=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	4=	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

2=	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)	5=	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)
		6=	Review of the bank’s financial statements by external auditors

3=	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm	7=	Compilation of the bank’s financial statements by external auditors

		8=	Other audit procedures (excluding tax preparation work)

		9=	No external audit work

(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “other borrowed money.”

(3)	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(4)	Includes limited-life preferred stock and related surplus.

(5)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(6)	Includes treasury stock and unearned Employee Stock Ownership Plan Shares.

EXHIBIT 8 TO FORM T-1

(INTENTIONALLY OMITTED. NOT APPLICABLE.)

EXHIBIT 9 TO FORM T-1

(INTENTIONALLY OMITTED. NOT APPLICABLE.)